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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Government Securities Income Fund--Monthly Payment U.S. Treasury Series--27, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-15847 of our opinion dated October 7, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 14, 1998